UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

Stamps.com Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26427		77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1990 E. Grand Avenue	El Segundo,	CA	90245
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:		(310)	482-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STMP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company           ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On April 3, 2020, the compensation committee of our Board of Directors approved a non-equity incentive plan for 2020 (the “2020 Plan”) under which members of our executive management, including our named executive officers, are eligible for cash bonus awards to be paid in 2021. The 2020 Plan sets an aggregate bonus pool of $5.0 million (the “2020 Base Pool”) and provides that the actual bonus pool for 2020 could range from zero to twice the 2020 Base Pool based on our performance in 2020 relative to targets for revenue and non-GAAP adjusted EBITDA.  However, the compensation committee retains the discretion to adjust the size of the bonus pool, for example to take into account factors such as deterioration in the economic environment.

After it determines the final bonus pool after year end, the compensation committee will allocate the bonus pool based on its assessment of the individual performance of each participating employee as well as that employee’s overall compensation level versus relevant benchmarks set using comparable individuals at comparable companies. No individual has an individual bonus guarantee under the 2020 Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished or filed herewith:

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stamps.com Inc.
(Registrant)

April 9, 2020	/s/ Ken McBride
Date	(Signature)

Ken McBride
Chief Executive Officer